Exhibit 4.53

Supplemental Agreement to the
Exclusive Equity Purchase Option Agreement

Party A:	Baidu Online Network Technology (Beijing) Co., Ltd.
Address:	No. 10 Shangdi 10th Street, Haidian District, Beijing

Party B:	Yanhong Li
ID No.	110108196811171874

Party C:	Yong Xu
ID No.	110108196408161836

Party C:	Beijing Baidu Netcom Science Technology Co., Ltd.
Address:	No. 10 Shangdi 10th Street, Haidian District, Beijing

(Collectively, the “Parties”)

WHEREAS, Party A, Party B, Party C and Party D have made a certain Exclusive Equity Purchase Option Agreement dated March 22, 2005 (the “Original Agreement”).

NOW, THEREFORE, the Parties agree through friendly negotiation to amend the Original Agreement as follows on April 22, 2010:

1. The Parties agree to add the following term to the Covenants Relating to the Transferor provided under Section 2.2 of the Original Agreement:

2.2.10 Any and all earnings distributed from Party D and otherwise distributed shall be paid to Party A in full amount.

2. The Parties agree to add the following Section 2.3 to the Original Agreement:

2.3 Covenants of Party A

Party A hereby covenants:

2.3.1 to provide funding support unconditionally and unlimitedly to Party D within acceptable and reasonable scope if Party D needs any loan or other funding support during Party D’s business operations; and

2.3.2 to waive unconditionally its claim for repayment of any loan from Party D if Party D fails to do so because Party D experiences loss in its business operations, provided that such loss may be sufficiently evidenced.

3. This Agreement is an integral part of this Agreement. If there is any consistency between this Agreement and the Original Agreement, this Agreement shall prevail. Any matter that is not provided under this Agreement shall be governed by the Original Agreement.

4. This Agreement is made in four counterparts with each Party holding one copy. Each copy has the same legal effect and will be effective upon signature and affixture of seals by the Parties.

Party A:	Baidu Online Network Technology (Beijing) Co., Ltd.
By:	/s/ Haoyu Shen
Title:	Legal representative/authorized representative
Seal:	[Baidu Online Network Technology (Beijing) Co., Ltd. seal]

Party B:	Yanhong Li
By	/s/ Yanhong Li

Party C:	Yong Xu
By	/s/ Yong Xu

Party D:	Beijing Baidu Netcom Science Technology Co., Ltd.
By:	/s/ Zhixiang Liang
Title:	Legal representative/authorized representative
Seal:	[Beijing Baidu Netcom Science Technology Co., Ltd. seal]

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